Exhibit 3.25

Exhibit 3.25 CERTIFICATION OF AMENDMENT OF MONTGOMERY CABLEVISION AND ENTERTAINMENT, INCORPORATED STATE OF ALABAMA )( MONTGOMERY COUTNY )( I, the undersigned Walker Hobbie Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Amendment of MONTGOMERY CABLEVISION AND ENTERTAINMENT, INCORPORATED has been this day filed for record in the Probate Court of Montgomery County, Alabama; and the Certificate of Amendment is in compliance with the provisions of Title 10-2A-114 of the Code of Alabama. IN WITNESS WHEREOF, I, the said Walker HobbIe, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said probate on this the 15 day of June 1993. JUDGE OF PROBATE MONTGOMERY COUNTY, ALABAMA

STATE OF ALABAMA ) : MONTGOMERY COUNTY ) ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF MONTGOMERY CABLEVISION AND ENTERTAINMENT; INCORPORATED Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation: FIRST The name of the Corporation is MONTGOMERY CABLEVISION AND ENTERTAINMENT, INCORPORATED. SECOND The attached amended and restated articles of incorporation, marked Exhibit "A" was adopted by the shareholders of the Corporation on May 18, 1993 in the manner prescribed by the Alabama Business Corporation Act. THIRD The number of shares of the Corporation outstanding at the time of such adoption was 10,015; and the number of shares entitled to vote thereon was 10,000. FOURTH The number of shares voted for such amendment was 10,000; and the nuumber of shares voted against such amendment was -0-. FIFTH The stated capital of the Corporation is decreased by $0.00 and the authorized capital stock is increased to 975 shares by the adoption of the amendment.

DATED: June 15, 1993 MONTGOMERY ENTERTAI CABLEVISION AND INCORPORATED By William B. Blount Its President VERIFICATION Assistant I, Jane B. Cash, Secretary of Montgomery CableVision and Entertainment, Incorporated, hereby certify that the foregoing Articles of Amendment have been executed by the duly authorized officers of the Corporation, and that the signature appearing above is his true and genuine signature. Jane B. Cash, Assistant Secretary ACKNOWLEDGMENT STATE OF ALABAMA ) MONTGOMERY COUNTY) I, the undersigned, a Notary Public, do hereby certify that on this 15th day of June, 1993, personally appeared before me William B. Blount and Jane B. Cash, being by me first duly sworn, declared that they are the President andOgela4etary of Montgomery Cablevision and Entertainment, Incorporated, that they signed the foregoing document as President and Secretary of the Corporation and that the statements therein contained are true. THIS DOCUMENT PREPARED BY: William B. Sellers Kaufman & Rothfeder, P.C. Post Office Drawer 4540 Montgomery, Alabama 36103 Stst—Pacratary- Jane B.Cash ss rsrA 'Jr Seerkey SEAL

Ir. 't I t r coRp0179 PACF 0239 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MONTGOMERY CABLEVISION AND ENTERTAINMENT. INCORPORATED STATE OF ALABAMA ) MONTGOMERY COUNTY ) TO THE HONORABLE JUDGE OF PROBATE OF MONTGOMERY COUNTY, ALABAMA: Pursuant to the provisions of Sections 10-2A-113 through 10-2A-116, Code of Alabama, 1975, as amended, the undersigned corporation, pursuant to a resolution duly adopted by its board of directors, hereby adopts the following Amended and Restated Articles of Incorporation: ARTICLE I The name of the Corporation IS MONTGOMERY CABLEVISION AND ENTERTAINMENT, INCORPORATED. ARTICLE II DURATION The duration of the Corporation shall be perpetual. ARTICLE III PURPOSE The purposes for which the Corporation is formed are to do any and all lawful acts in the State of Alabama to the same extent as natural persons might or could do as partner, principal or agent. ARTILCE V REGISTERED AGENT The registered office of the corporation in the State of Alabama is located at 10 Court Square, P.O. 5212, Montgomery, Alabama 36103 and the name of the registered agent at such address is William B. Blount. ARTICLE IV CAPITAL STQCK The total amount of the authorized capital stock of the Corporation shall be 200,000 shares of common stock of the par value of $.01 each, being $2,000.00 authorized capital common stock and 1,000 shares of preferred stock having a par value of cliff, 0 17 S Tin E 2 40 $1.00 per share, being $1,000 authorized capital preferred stock. The shares or preferred stock may be issued in series with such powers, preferences and rights and subject to such qualifications, limitations or restrictions as may be determined from time to time by the Board of Directors, each of any such series to be distinctly designated. ARTICLE VIII BYLAWS The dates on which the Stockholders' annual meetings shall be held, the number of Directors and their terms of office, the terms of office of the officers and the powers and duties of the officers shall be fixed by the Bylaws of the Corporation. The Stockholders shall have the power to make bylaws for the regulation and government of the Corporation, its agent, servants and officers, and for all other purposes not in conflict with the laws of the State of Alabama. ARTICLE IX INDEMNIFICATION The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceedings, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or authorized agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or authorized agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall indemnify any person who was or is a 2

caRPU I79P71E0241 party, or is threatened to be made a party, to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or authorized agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or authorized agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer or authorized agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding. Any indemnification under this Article shall (unless ordered by a court) be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or authorized agent is proper in the circumstances because he has met the applicable standard of conduct set forth. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Corporation. Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided above upon receipt of an undertaking by or on behalf of the director, officer or authorized agent to repay such amount if and to the extent it shall ultimately be determined that he is not 3 me 11 9 pa t2 entitled to be indemnified by the Corporation as authorized in this Article. The indemnification provided by this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which those indemnified maybe entitled under any statute, rule of law, provision in the Corporation’s Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer or authorized agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer or authorized agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or authorized agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The foregoing amended and restated articles of incorporation correctly set forth without change the corresponding provisions of the articles of incorporation as heretofore amended, and supersede the original articles of incorporation and all amendments thereto. IN WITNESS WHEREOF, the undersigned, being the President and Secretary of this Corporation, have hereunto set their hands and seals this 15th day of June, 1993. MONTGOMERY CABELVISION AND ENTERTAINMENT, INCORPORATED By: William B. Blount Its President Its Assistant Secretary 4 ATTEST: By: L. Rushton Rice

CORP 0 179 PAGE 0 2 1 13

STATE OF ALABAMA)

MONTGOMERY COUNTY)

I, the undersigned, a Notary Public, do hereby certify **that** on this 15th day of June, 1993, personally appeared before me William B. Blount and Jane B. Cash, who, being by me first duly sworn, declared that they are the President and Secretary of Montgomery Cablevision and Entertainment, Incorporation, that they signed the foregoing document as President and Assistant Secretary of the Corporation and that the statements therein contained are true.

SEAL

I•ip,It: CIF ALA,.
tiatiIGOtiERY CI
I CERTIFY 1HIS INSIRUMENT
WAHEDCH

01 NCPY 100
02 REC FE 10.00
11.00

1993 JUN 15 PIi 3:50
TOT
06-15-93 471287

0544-1,0;

JUDGE OF PROBATE

THIS DOCUMENT PREPARED BY:
William B. Sellers
Kaufman & Rothfeder. P.C.
Post Office Drawer 4540
Montgomery, Alabama 36103

CORP 0203 PAGE 0 84 6 ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF MONTGOMERY CABLEVISION AND ENTERTAINMENT, INCORPORATED Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation: Article I The name of the corporation is MONTGOMERY CABLEVISION AND ENTERTAINMENT, INCORPORATED. Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act: ARTICLE I of the Articles of Incorporation of the Corporation hereby is amended to read in its entirety as follows: NAME The name of the Corporation is KNOLOGY of Montgomery, Inc. Article III The amendment was adopted by the sole shareholder in the manner prescribed by the Alabama Business Corporation Act on June 11, 1997. Article IV The number of shares outstanding at the time of the adoption was 1,197; and the number of shares entitled to vote thereon was 1,000. \\\DC - 6544411• 0465121.01 a CRP 0203110E 0841 Article V The number of shares voted for the amendment was 1,000; and the number of shares voted against such amendment was 0. Dated: June 12, 1997 William E. Morrow President THE FOREGOING DOCUMENT WAS PREPARED BY: William D. Gould Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, DC 20004 IKE( 5.00 RECFEE " 10.00 CASH 15.00 NEM .2 - 07-08-97TUENO 1 CLERK1365 12013Th SIMI: OF ALA. 00111ZOMERY CO. VCERTIFW Y NIS INSTNRUMENT A FILOO 199T JUL -8 RI 12: 13 0. ai t 04o JUDGE OF MOATS

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